UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): May 20, 2004

RADIUM VENTURES INC.
(Exact name of registrant as specified in its charter)

336-96743
(Commission File Number)

98-0372720
(IRS Employer Identification No.)

NEVADA
(State or other jurisdiction of incorporation)

2840 Mount Seymour Parkway, North Vancouver, BC, Canada, V7H 1E9
(Address of principal executive offices)

Registrant's telephone number, including area code: (604) 782-0552

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events and Regulation FD Disclosure.

Effective May 20, 2004 our board of directors appointed Shane Whittle as our President, Secretary and as a Principal Executive Officer.

Item 6. Resignations of Registrant's Directors.

Effective Thursday May 20, 2004, our Board of Directors has accepted the resignation of James Scott-Moncrieff as our President, Secretary, and Principal Executive Officer. Additionally, Mr. Scott-Moncrieff has resigned from our board of directors. Mr. Scott-Moncrieff's departure is based solely upon personal reasons and is not the result of any dispute or disagreement with us. Mr. Scott-Moncrieff has indicated that he will continue to provide business-consulting services to us from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Dated: May 27, 2004

 RADIUM VENTURES INC

 /s/ Shane Whittle_________
By: Shane Whittle